UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
NETS Trust
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Incorporation or Organization)	(See Next Page) (I.R.S. Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois (Address of principal executive offices)	60603 (Zip Code)
Securities to be registered pursuant to
Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which	(I.R.S. Employer
to be so Registered:	Each Class is to be so Registered:	Identification No.)
NETS™ S&P/ASX 200 Index Fund (Australia)	American Stock Exchange, LLC	26-1752349

NETS™ DAX® Index Fund (Germany)	American Stock Exchange, LLC	26-1752050

NETS™ S&P/MIB Index Fund (Italy)	American Stock Exchange, LLC	26-1854822

NETS™ FTSE Bursa Malaysia 100 Index Fund	American Stock Exchange, LLC	26-1854623

NETS™ RTS Index Fund (Russia)	American Stock Exchange, LLC	26-1865894

NETS™ FTSE Singapore Straits Times Index Fund	American Stock Exchange, LLC	26-1854610

NETS™ FTSE/JSE Top 40 Index Fund (South Africa)	American Stock Exchange, LLC	26-1854601

NETS™ FTSE SET 30 Index Fund (Thailand)	American Stock Exchange, LLC	26-1855437

NETS™ FTSE 100 Index Fund (United Kingdom)	American Stock Exchange, LLC	26-1757265
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-147077.
Securities to be registered pursuant to Section 12(g) of the Act:
NONE

Item 1. Description of Registrant’s Securities to be Registered.
A description of the shares of beneficial interest, $0.0001 par value, of NETS Trust (the “Trust”) to be registered hereunder is set forth in Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-147077; 811-22140), as filed on March 14, 2008 (“Registration Statement”), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.
Item 2. Exhibits
1. The Trust’s Agreement and Declaration of Trust is included as Exhibit (a) to the Trust’s Registration Statement, and incorporated herein by reference.
2. The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-147077; 811-22140), as filed on February 13, 2008, and incorporated herein by reference.
SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NETS TRUST
Date: March 14, 2008	By:	/s/ Peter K. Ewing
		Name:	Peter K. Ewing
		Title:	Vice President